U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

May 21, 2012 (May 15, 2012)

Date of Report (Date of earliest event Reported)

MESA LABORATORIES, INC.

(Exact Name of Small Business Issuer as Specified in its Charter)

Commission File Number: 0-11740

COLORADO (State or other Jurisdiction of Incorporation or Organization)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of Principal Executive Offices)	80228 (Zip Code)

Issuer’s telephone number, including area code: (303) 987-8000

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

As used in this report, “we”, “us”, “our”, and the “Company” refer to Mesa Laboratories, Inc., a Colorado corporation.

On May 15, 2012, the Company, Bios International Corporation, a New Jersey corporation (“Bios”), and the majority shareholder of Bios (the “Bios Shareholder”) entered into an Asset Acquisition Agreement (the “Agreement”) pursuant to which the Company will acquire from Bios and the Bios Shareholder the assets used or held for use in connection with Bios and specific liabilities of Bios.

Consideration consists of a $15,660,000 closing payment and a future payment of $1,000,000 held in escrow, pursuant to the terms of the Agreement.  Contingent consideration includes a three year earn-out period.  If total revenues for the three year period subsequent to acquisition exceed certain growth targets, additional consideration of up to $6,710,000 will be required.

Bios is a manufacturer of flow calibration equipment.  Bios derives substantially all of its revenue from sales of flow calibration equipment.

The consummation of the Agreement is subject to certain terms and conditions customary for transactions of this type.  In addition, pursuant to the terms of the Agreement, each party has agreed to indemnify the other for an agreed-upon period following the closing for losses arising from, among other things, such party’s breach of its representations, warranties or covenants under the Agreement and certain other matters, subject to limitation in accordance with an agreed-upon minimum and cap on indemnifiable losses.

Item 2.01              Completion of Acquisition or Disposition of Assets.

On May 15, 2012, we completed the asset acquisition pursuant to the Agreement on the terms as set forth in Item 1 above.  Please refer to Item 1 above for a description of the material terms and conditions of the Agreement.  Pursuant to the Agreement, the cash proceeds paid at closing were adjusted for the holdback amount and contingent purchase price.

Item 9.01              Financial Statements and Exhibits.

(a)           Financial Statements Of Businesses Acquired.

The Registrant is not able to provide the required financial statements at the time this Report on Form 8-K is filed.  The Registrant believes that the required financial statements will be available no later than July 31, 2012.  The Registrant undertakes to file the required financial statements by amendment to this Report on Form 8-K as soon as practicable (but not later than 71 calendar days after the date that this Report on Form 8-K must be filed).

(b)                                 Pro Forma Financial Statements.

The Registrant is not able to provide the required financial statements at the time this Report on Form 8-K is filed.  The Registrant believes that the required financial statements will be available no later than July 31, 2012.  The Registrant undertakes to file the required financial statements by amendment to this Report on Form 8-K as soon as practicable (but not later than 71 calendar days after the date that this Report on Form 8-K must be filed).

(c)                                  Shell company transactions.

Not applicable.

(d)                                 Exhibits.

Exhibit
Number	Description

99.1	Financial statements of Bios International Corporation for the years ended December 31, 2010 and 2011.*

99.2	Financial statements of Bios International Corporation for the three months ended March 31, 2011 and 2012 (unaudited).*

99.3	Unaudited pro forma combined financial statements of Bios International Corporation, as of and for the 12 months ended March 31, 2011 and 2012.*

99.4	Asset Acquisition Agreement by and among Mesa Laboratories, Inc., Bios International Corporation and the Bios International Corporation majority shareholder dated as of May 15, 2012.

*        To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA LABORATORIES, INC. (Issuer)

DATED: May 21, 2012	BY:	/s/ Steven W. Peterson
Steven W. Peterson
Vice President of Finance,
Chief Financial Officer and Secretary